SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WINNEBAGO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                [LOGO] WINNEBAGO
                                   INDUSTRIES


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 16, 2001



To the Shareholders of
WINNEBAGO INDUSTRIES, INC.

     The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Tuesday, January 16, 2001, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

     1.   To elect two Class I directors to hold office for three-year terms;

     2. To vote on a shareholder proposal, if the proposal is presented at the meeting; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on November 13, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.


                                       By Order of the Board of Directors

                                              /s/ Raymond M. Beebe

                                                RAYMOND M. BEEBE
                                                    SECRETARY

Forest City, Iowa
November 30, 2000



                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                           WINNEBAGO INDUSTRIES, INC.


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "Company"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on January 16, 2001, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about November 30, 2000.

     Only holders of Common Stock of record at the close of business on November 13, 2000, will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 20,666,681 shares of Common Stock, par value $.50 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director (Item 1) and approval of any other matters to come before the Annual Meeting (including Item 2) require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have any effect on any matters at the Annual Meeting of Shareholders.

     A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A person giving the enclosed proxy may revoke it by (i) giving written notice to the Secretary, (ii) subsequently granting a later-dated proxy or (iii) attending the annual meeting and voting in person. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon. Withholding authority to vote on a director nominee will in effect count as a vote against the director nominee.

     IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY, IT WILL BE VOTED: (i) FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED BELOW (ITEM 1); (ii) AGAINST A SHAREHOLDER PROPOSAL, IF THE PROPOSAL IS PRESENTED AT THE MEETING (ITEM 2); AND (iii) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At November 13, 2000, Mrs. Luise V. Hanson owned an aggregate of 7,981,306 shares (38.6 percent) of the outstanding Common Stock, owning 4,963,374 (24.0 percent) of record and beneficially, and 3,017,932 (14.6 percent) beneficially, as executor of the Estate of John K. Hanson. By virtue of her stock ownership, Mrs. Luise V. Hanson may be deemed to be a controlling person of the Company. At the same date, Mary Jo Boman, daughter of Mrs. Luise V. Hanson, owned 42,171 shares of Common Stock and her husband, Gerald E. Boman, owned 150,471 shares of Common Stock. In addition, Mr. Boman holds options to purchase 14,000 shares of Common Stock. John V. Hanson, son of Mrs. Luise V. Hanson, beneficially owns 630 shares of Common Stock. In addition, Mr. Hanson holds options to purchase 14,000 shares of Common Stock.

     The following table contains information with respect to the ownership of Common Stock by (i) each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each executive officer listed in the Summary Compensation Table and (v) the group named below.

                                                  SHARES OF COMMON STOCK
                                                   OWNED BENEFICIALLY AT     PERCENT OF
     NAME                                          NOVEMBER 13, 2000(1)     COMMON STOCK
     ----                                         ----------------------    ------------
     Luise V. Hanson                                   7,981,306(2)             38.6
     Edwin F. Barker                                      92,200(4)             (3)
     Raymond M. Beebe                                     81,200(4)             (3)
     Gerald E. Boman                                     206,642(2)(4)          (3)
     Ronald D. Buckmeier                                  26,183(4)             (3)
     Jerry N. Currie                                      14,000(4)             (3)
     Fred G. Dohrmann                                      6,647(4)(5)          (3)
     Joseph W. England                                         0                (3)
     John V. Hanson                                       14,630(2)(4)          (3)
     Bruce D. Hertzke                                    117,617(4)             (3)
     James P. Jaskoviak                                   25,867(4)             (3)
     Gerald C. Kitch                                      20,881(4)(5)          (3)
     Robert J. Olson                                      29,189(4)             (3)
     Richard C. Scott                                      9,707(4)(5)          (3)
     Frederick M. Zimmerman                               14,309(4)(5)          (3)
     Directors and officers as a group (17 persons)      687,763(4)(5)           3.3

------------------
(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) The narrative above provides further information with regard to such ownership.

(3)  Less than one percent.

(4)  Includes 65,666, 65,666, 14,000, 19,000, 9,000, 4,000, 14,000, 90,500,
     16,667, 14,000, 24,666, 4,000, 11,000 and 373,667 shares, respectively, which Messrs. Barker, Beebe, Boman, Buckmeier, Currie, Dohrmann, Hanson, Hertzke, Jaskoviak, Kitch, Olson, Scott, Zimmerman and the directors and officers as a group have the right to acquire within 60 days of November 13, 2000, through the exercise of stock options.

(5) Includes 1,453, 5,881, 5,707 and 2,559 Winnebago Stock Units, respectively, held by Messrs. Dohrmann, Kitch, Scott and Zimmerman, respectively, under the Company's Directors' Deferred Compensation Plan. The Winnebago Stock Units are payable in an equal number of shares of Common Stock upon the respective directors' termination of service as a director.


                                     ITEM 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes with staggered terms, each consisting of approximately one-third of the total number of the members of the Board of Directors. Directors are elected for a term of three years. At the Annual Meeting of Shareholders, the term of office of the Class I directors will expire, and two persons will be nominated to serve in that class until the Company's Annual Meeting of Shareholders in 2004 or until their respective successors are elected. The terms of office of the Class II and Class III directors will expire at the Company's Annual Meetings of Shareholders in 2002 and 2003, respectively.

     Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election. THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES FOR CLASS I DIRECTORS NAMED BELOW IF NO DIRECTION IS MADE OTHERWISE.

                                                                      YEAR FIRST
                                     PRINCIPAL OCCUPATION               BECAME
NAME (AGE)(1)                     AND OTHER DIRECTORSHIPS HELD        A DIRECTOR
-------------                 -------------------------------------   ----------

CLASS I -- NOMINEES FOR DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 2004 ANNUAL MEETING

Joseph W. England (60)        Retired; former Senior Vice President          (2)
                              of Deere & Company (a mobile power
                              equipment manufacturer). Mr. England
                              is a director of First Midwest
                              Bancorp, Inc.

Richard C. Scott (66)         Vice President of University               1997
                              Development at Baylor University,
                              Waco, Texas. Mr. Scott is a director
                              of Citizens, Inc.

CLASS II -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

Gerald E. Boman (65)          Retired; former Senior Vice President,     1962
                              Winnebago Industries, Inc.

Jerry N. Currie (55)          President & Chief Executive Officer of     1996
                              both CURRIES Company, manufacturer of
                              steel doors and frames for
                              nonresidential construction and GRAHAM
                              Manufacturing, manufacturer of wood
                              doors for nonresidential construction

Frederick M. Zimmerman (64)   Professor of Manufacturing Systems         1992
                              Engineering at The University of St.
                              Thomas, St. Paul, Minnesota

CLASS III -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

John V. Hanson (58)           Retired; former Deputy Chairman of the     1996(3)
                              Board of Directors of Winnebago
                              Industries, Inc.

Bruce D. Hertzke (49)         Chairman of the Board, Chief Executive     1997
                              Officer and President, Winnebago
                              Industries, Inc.

Gerald C. Kitch (62)          Retired; former Executive Vice             1996
                              President, Pentair, Inc., diversified
                              manufacturer of tools, equipment and
                              ammunition

--------------------
(1)  Reference is made to "Voting Securities and Principal Holders Thereof."
(2)  Not currently a director.
(3)  Also served as a director from 1967 to 1979 and from 1985 to 1989.

     All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

     John V. Hanson and Gerald E. Boman are brothers-in-law.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

     The members of the Audit Committee are Messrs. Currie, Scott and Zimmerman. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls. The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. Reference is made to the "Report of the Audit Committee." The committee met four times in fiscal 2000.

     The Human Resources Committee, consisting of Messrs. Kitch, Scott and Zimmerman, met four times in fiscal 2000. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer (CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Company's Incentive Compensation Plan and certain other employee incentive plans.

     The members of the Nominating Committee are Messrs. Hanson, Hertzke and Kitch. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "2002 SHAREHOLDER PROPOSALS" for a summary of the procedures that shareholders must follow. The committee met once in fiscal 2000.

     The Board of Directors of the Company held six meetings during fiscal 2000. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 2000, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served (while such directors were members of the Board of Directors).

     Employee directors receive no additional compensation for serving on the Board or its Committees. Non-employee directors receive a retainer of $1,600 per month and a $500 per day attendance fee for Board and Committee meetings. Committee Chairmen receive a $750 per day attendance fee. In addition, each Outside Director under the 1997 Stock Option Plan (as those terms are defined below) annually receives options for 2,000 shares. Directors are also reimbursed for customary and usual travel expenses.

     Effective April 1, 1997, the Board of Directors adopted the Winnebago Industries, Inc. Directors' Deferred Compensation Plan (the "DIRECTORS' DEFERRED COMPENSATION PLAN"). The purpose of the Directors' Deferred Compensation Plan is to enable non-employee directors (the "PARTICIPANTS") to receive their fees and retainers as members of the Board of Directors and Committees of the Board (the "DEFERRED COMPENSATION") in a form other than as direct payments. A Participant may elect to apply 100 percent of his or her Deferred Compensation to either but not both of the following forms: "Money Credits" or "Winnebago Stock Units." Money Credits are units credited in the form of dollars in accordance with the Participant's election to such Participant's account established by the Company. The Money Credits accrue interest from the credit date. The interest rate to be applied to the Participant's Money Credits is the 30 year Treasury bond yield as of the first business day of the plan year. The Board of Directors may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferred Compensation. "Winnebago Stock Units" are units credited in the form of Common Stock of the Company in accordance with the Participant's election to such Participant's account established by the Company. The Common Stock utilized for purposes of the Directors' Deferred Compensation Plan will be treasury shares of the Company. Winnebago Stock Units will be recorded in such Participant's account on the basis of the mean between the high and the low prices of the Common Stock of the Company on the date upon which the account is to be credited, as officially reported by the New York Stock Exchange. Any Participant investing Deferred Compensation in Winnebago Stock Units will receive a matching contribution from the Company equal to 25 percent of the Deferred Compensation so invested.

     A Participant's Winnebago Stock Unit account will vest at the rate of 33-1/3 percent for each complete 12 month period of service as a Director following April 1, 1997. Notwithstanding the above, the Participant's Winnebago Stock Unit account will become fully vested upon his or her attainment of age 69-1/2 while serving as a Director. In the event that a Participant terminates his or her service as a Director, any unvested Winnebago Stock Units will be forfeited by the Director and applied to future Company matching contributions. The Winnebago Stock Units credited to Participant's accounts are included in the Common Stock ownership table under "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Directors' Deferred Compensation Plan administrator determines, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Participant's Winnebago Stock Unit account, such adjustments will be made by the Directors' Deferred Compensation Plan administrator and will be conclusive and binding for all purposes of said plan.

     In the event of a "change in the control of the Company," as defined in the Directors' Deferred Compensation Plan, the Participant will receive a lump sum distribution of his or her accounts within 30 days following his or her termination of service as a Director after such change in control. Notwithstanding the above, in no event will a Participant's receipt of a distribution of Winnebago Stock Units from his or her accounts precede the six-month anniversary of his or her election to convert Deferred Compensation into Winnebago Stock Units.

     The Winnebago Industries, Inc. Stock Option Plan for Outside Directors (the "OUTSIDE DIRECTORS OPTION PLAN") provided that each director who was not a current or former full-time employee of the Company or a subsidiary (for purposes of the Outside Directors Option Plan, an "OUTSIDE DIRECTOR") received an option to purchase 10,000 shares of Common Stock. Pursuant to the Outside Directors Option Plan, each Outside Director as of May 7, 1992 (consisting of three former Directors) automatically received an option to purchase 10,000 shares of Common Stock. In addition, each person who first became a member of the Board of Directors as an Outside Director after May 7, 1992 automatically received an option to purchase 10,000 shares of Common Stock as of the date on which such person first became an Outside Director. No option is exercisable during the first year after the date such option is granted. Thereafter, the options are exercisable for a period of ten years from the date each such option is granted. Notwithstanding the foregoing, in the event of a merger, consolidation, dissolution or liquidation of the Company, the expiration dates of any outstanding options may be accelerated and the dates on which outstanding options may be exercised may be accelerated, but the effectiveness of such acceleration and any exercise of options pursuant thereto with respect to shares in excess of the number of shares that could have been exercised in the absence of such acceleration, is conditioned upon, among other requirements, the consummation of the merger, consolidation, dissolution or liquidation. The purchase price of options granted under the plan is equal to 100 percent of the fair market value per share of the Common Stock at the time the option is granted. At August 26, 2000, options for 22,000 shares were outstanding under the Outside Directors Option Plan and options for 68,000 shares were exercised. The Board of Directors has terminated the Outside Directors Option Plan as to future grants. Future grants of options to outside directors will be made under the 1997 Stock Option Plan described below.

     The Winnebago Industries, Inc. 1997 Stock Option Plan (the "1997 STOCK OPTION PLAN") provides that directors who do not hold a position of employment with the Company or a subsidiary (for purposes of the 1997 Stock Option Plan "OUTSIDE DIRECTORS") shall receive nonqualified stock options and may not be granted incentive stock options. Outside Directors are now granted nonqualified stock options under the 1997 Stock Option Plan. The exercise price per share of options granted to Outside Directors shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date of grant. Except for vesting upon the occurrence of certain events which result in a change in control, unless otherwise set forth in an agreement granting options under the 1997 Stock Option Plan, no option is exercisable for six months after the date such option is granted. Thereafter, nonqualified stock options are exercisable for a period of not to exceed ten years from the date each such option is granted. Each Outside Director of the Company on the effective date of the 1997 Stock Option Plan who was not granted an option to purchase 10,000 shares under the Outside Directors Option Plan was automatically granted nonqualified options to purchase 10,000 shares. Each Outside Director who, after the effective date of the 1997 Stock Option Plan is elected or appointed to the Board of Directors for the first time and who is not granted an option to purchase 10,000 shares under the Outside Directors Option Plan will, at the time such Director is so elected or appointed and duly qualified, be granted automatically a nonqualified stock option to purchase 10,000 shares at a per share price equal to the fair market value of a share on the date of grant.

                             EXECUTIVE COMPENSATION

     The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 26, 2000, and (ii) each of the five other most highly compensated executive officers of the Company serving at August 26, 2000.


                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION(1)                LONG TERM COMPENSATION
                                       -----------------------   -----------------------------------------------
                                                                  RESTRICTED
                              FISCAL                                 STOCK                         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)(2)   AWARDS ($)(3)   OPTIONS(4)   COMPENSATION ($)(5)
---------------------------   ------   ---------   -----------   -------------   ----------   -------------------
 Bruce D. Hertzke              2000     332,693      454,099        327,050        27,000              993
  Chairman, Chief Executive    1999     286,154      380,563        240,282        41,250              877
  Officer and President(6)     1998     230,769      161,538         52,000            --              766

 Edwin F. Barker               2000     174,808      163,620         81,810         6,000            1,284
  Vice President and Chief     1999     159,801      145,739         72,869        10,000            1,158
  Financial Officer            1998     142,495       99,747         30,000            --            1,006

 Raymond M. Beebe              2000     174,808      163,620         81,810         6,000            1,887
  Vice President, General      1999     159,801      145,739         72,869        10,000            1,659
  Counsel and Secretary        1998     142,495       99,747         30,000            --            1,334

 Ronald D. Buckmeier           2000     174,808      163,620         81,810         6,000              516
  Vice President, Product      1999     159,801      145,739         72,869        10,000              466
  Development                  1998     142,495       99,747         30,000            --              405

 James P. Jaskoviak            2000     174,808      163,620         81,810         6,000              530
  Vice President, Sales and    1999     159,801      145,739         72,869        10,000              488
  Marketing                    1998     142,495       99,747         30,000            --              429

 Robert J. Olson               2000     174,808      163,620         81,810         6,000              383
  Vice President,              1999     159,801      145,739         72,869        10,000              348
  Manufacturing                1998     142,495       99,747         30,000            --              315

--------------------
(1) No executive officer received personal benefits in excess of the lesser of 10 percent of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officers Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation."

(3) Awards in fiscal 2000 and fiscal 1999 consisted of restricted Common Stock and are valued at the aggregate market value of the Common Stock as of the respective determination dates. The awards in fiscal 2000 and fiscal 1999 were made pursuant to the Officers Incentive Compensation Plan, except that the awards to Mr. Hertzke also included stock awards made in the discretion of the Board of Directors. Awards in fiscal 1998 consisted of restricted Common Stock and are valued at the aggregate market value of the Common Stock as of the respective determination dates (the last business day of each calendar quarter) equal to 20 percent of such officer's quarterly salary during fiscal 1998. The awards in fiscal 1998 were made in the discretion of the Board of Directors in lieu of cash bonuses. All awards of the restricted Common Stock vested immediately.

(4) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1997 Stock Option Plan.

(5) Amounts of All Other Compensation are the portions of the premiums paid by the Company pursuant to the Company's Executive Split-Dollar Life Insurance Plan which constitute the economic benefit to the named executive officers. The Plan provides for preretirement death benefits for the named executives and certain other executive officers and annual or lump sum payment upon retirement at age 65.

(6) Elected Chairman and Chief Executive Officer effective April 1, 1998 upon Mr. Dohrmann's retirement.

                      STOCK OPTIONS GRANTED IN FISCAL 2000

     The following table provides information on options to purchase shares of the Company's Common Stock granted to the executive officers named in the Summary Compensation Table.

                                                                                           POTENTIAL
                                             INDIVIDUAL GRANTS                         REALIZABLE VALUE
                            ------------------------------------------------------    AT ASSUMED ANNUAL
                                          PERCENT OF                                    RATES OF STOCK
                                         TOTAL OPTIONS                                PRICE APPRECIATION
                                          GRANTED TO       EXERCISE                     FOR OPTION TERM
                             OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION   -------------------
NAME                         GRANTED       FISCAL 2000     SHARE ($)       DATE       5% ($)    10% ($)
----                        ---------    -------------    ----------    ----------   -------   ---------
Bruce D. Hertzke .........   27,000(1)       16.2(2)       18.50(3)     10/17/2009   314,133    796,074
Edwin F. Barker ..........    6,000(1)        3.6(2)       18.50(3)     10/17/2009    69,807    176,905
Raymond M. Beebe .........    6,000(1)        3.6(2)       18.50(3)     10/17/2009    69,807    176,905
Ronald D. Buckmeier ......    6,000(1)        3.6(2)       18.50(3)     10/17/2009    69,807    176,905
James P. Jaskoviak .......    6,000(1)        3.6(2)       18.50(3)     10/17/2009    69,807    176,905
Robert J. Olson ..........    6,000(1)        3.6(2)       18.50(3)     10/17/2009    69,807    176,905

------------------
(1) Stock options granted on October 17, 1999, under the Company's 1997 Stock Option Plan. One-third of the options became exercisable on October 17, 2000, an additional one-third become exercisable on October 17, 2001, and the final one-third on October 17, 2002.

(2)  Based on total grants during fiscal 2000 of 166,800 shares.

(3) The exercise price per share represents the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on October 17, 1999.


                      AGGREGATED OPTION SHARES EXERCISED IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the stock options exercised during fiscal 2000 and the number and value of unexercised options at August 26, 2000, by the named executive officers.

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                             NUMBER OF                        OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                               SHARES                         AUGUST 26, 2000              AUGUST 26, 2000(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Bruce D. Hertzke .........        --             --       90,500         31,750         $408,688       $36,094
Edwin F. Barker ..........        --             --       65,666          7,334          394,873         8,752
Raymond M. Beebe .........        --             --       65,666          7,334          394,873         8,752
Ronald D. Buckmeier ......        --             --       19,000          7,334           65,680         8,752
James P. Jaskoviak .......        --             --       16,668          7,334           53,675         8,752
Robert J. Olson ..........     1,500        $15,469       24,666          7,334           91,998         8,752

--------------------
(1) The value realized is the difference between the market price of the Company's Common Stock on the date such options were exercised and the exercise price.

(2) Represents the amount by which $12.8125 (the closing price of the Company's Common Stock on August 25, 2000 (August 26, 2000 being a non-business day)) exceeded the exercise prices of unexercised options. There is no guarantee that, if and when these options are exercised, they will have this value.


PENSION PLANS

     The Company does not provide pension benefits for its employees, including executive officers.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards and stock option grants.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

     *    Align the interests of management with those of shareholders;

     *    Provide fair and competitive compensation;

     *    Integrate compensation with the Company's business plans;

     *    Reward both business and individual performance; and

     * Attract and retain key executives critical to the success of the Company.

     The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards and long-term incentives.

     Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chief Executive Officer (CEO), the Committee considers market compensation levels of similarly sized manufacturing companies as well as individual performance and contributions.

     The base salary of Mr. Hertzke as the CEO was $300,000 for the period from the beginning of fiscal 2000 until January 1, 2000 and $350,000 thereafter and in fiscal 1999 was $260,000 for the period from the beginning of fiscal 1999 until January 1, 1999 and $300,000 thereafter. The CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the CEO's compensation.

     The Company's officers including the CEO are eligible for quarterly incentive awards under the Company's Officers Incentive Compensation Plan (the "INCENTIVE COMPENSATION PLAN"). Under the Incentive Compensation Plan, the incentive awards are based upon financial performance of the Company, as established by the Board of Directors. The Compensation Plan is an annual program that provides for quarterly cumulative measurements of financial performance and an opportunity for quarterly incentive payments based on financial results measured against the management plan adopted by the Board of Directors (the "MANAGEMENT PLAN").

     The financial performance measurements for the Incentive Compensation Plan are earnings per share (EPS) and return on equity (ROE) of the Company. The Board of Directors believes that these financial performance measurements provide an appropriate balance between quantity and quality of earnings. Stockholders' equity at the start of the Company's fiscal year is used as the base figure for the calculation of ROE. The Committee believes that the Incentive Compensation Plan provides an excellent link between the value created for shareholders and incentives paid to participants.

     Under the Incentive Compensation Plan, the amount of the participants' incentive compensation for the quarter shall be in direct proportion to the Company's financial performance expressed as a percentage (Financial Factor) against the base salary for each participant as determined by the Board of Directors prior to the commencement of the fiscal year.

     The Incentive Compensation Plan provides for a bonus (Target) of 60 percent of base salary, comprised of (2/3) cash and (1/3) stock at 100 percent achievement of the financial objectives of EPS and ROE for participating officers, except the CEO. The Incentive Compensation Plan provides for a bonus (Target) of 87.5 percent of base salary, comprised of (2/3) cash and (1/3) stock at 100 percent achievement of the financial objectives of EPS and ROE for the CEO.

     The Committee reserves the right to modify the Financial Factor used in determining the incentive compensation by plus or minus 20 percent based upon strategic organizational priorities. Strategic performance is measured only at the end of the fiscal year. Strategic measurements may focus on one or more of the following strategic factors, but are not limited to those stated.


             *  Revenue Growth            *  Customer Satisfaction
             *  Market Share              *  Inventory Management
             *  Product Quality           *  Technical Innovation
             *  Product Introductions     *  Ethical Business Practices

     Under the Incentive Compensation Plan, 50 percent of the total cash incentives earned for the year are matched annually and paid in restricted stock to encourage stock ownership and promote the long-term growth and profitability of the Company.

     In the event of a "Change in Control" (as defined in the Incentive Compensation Plan) participants are entitled to receive awards (including the annual stock match payment) within 15 days of the Effective Date (as defined in the Incentive Compensation Plan) based on the Committee's estimate of the Company's financial performance through the end of the fiscal year in which such Change in Control occurs.

     Financial performance of less than 80 percent of the Management Plan for both EPS and ROE results in no bonus and the maximum bonus will be paid at attainment of 125 percent of the Management Plan for both elements.

     Mr. Hertzke received $454,099 in fiscal 2000 and $380,563 in fiscal 1999 pursuant to the Incentive Compensation Plan. In addition, Mr. Hertzke was awarded discretionary bonuses of $100,000 in fiscal 2000 and $50,000 in fiscal 1999 in restricted Common Stock based on the Committee's positive assessment of his performance and contributions as CEO.

     The Company's officers (including the CEO) are eligible for annual incentive awards under the Company's Officers Long-Term Incentive Plan (the "LONG-TERM INCENTIVE PLAN"). The purpose of the Long-Term Incentive Plan is to promote the long-term growth and profitability of the Company and to attract and retain officers by providing the officers of the Company an opportunity for an incentive award consisting of stock grants made in restricted shares of the Company's Common Stock based on the achievement of long-term performance results as measured at the end of a three year fiscal period.

     The awards under the Long-Term Incentive Plan are based upon the Company's financial performance as measured against the three year management plan approved by the Board of Directors. The financial performance measurements for the Long-Term Incentive Plan are EPS and ROE of the Company. Stockholders' equity at the start of the Company's first fiscal year of the applicable plan period is used as the base figure for the calculation of ROE.

     Under the Long-Term Incentive Plan, the amount of the participants' long-term incentive award for the three year fiscal period is in direct proportion to the Company's financial performance expressed as a percentage (Financial Factor) against award targets for each participant determined by the Board of Directors prior to the commencement of the three fiscal year period. The Company's financial results for the three fiscal year period are used in determining the Financial Factor to be used for that plan period when calculating the participants' long-term incentive awards.

     The long-term incentive for the officers provides for an opportunity of 25 percent of the annualized base salary (Target) to be awarded in restricted stock at 100 percent achievement of the financial long-term objectives of EPS and ROE. The annualized base salary figure used is the salary in place for each participant as of January 2000. The stock target opportunity is established by dividing the base salary target by the mean stock price as of the first business day of the three fiscal year period. The resultant stock unit share opportunity (at 100 percent of the three fiscal year management plan) will be adjusted up or down as determined by actual financial performance expressed as a percentage (Financial Factor) at the end of the three fiscal year period.

     In the event of a "Change in Control" (as defined in the Long-Term Incentive Plan) participants are entitled to receive awards within 15 days of the Effective Date (as defined in the Long-Term Incentive Plan) based on the Committee's estimate of the Company's financial performance through the end of the Long-Term Incentive Plan three fiscal year period in which such Change in Control occurs.

     A participant must be employed by the Company at the end of the three fiscal year period to be eligible for any long-term incentive award except as waived by the Committee for normal retirement and disability.

     Other long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable until six months after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. The Committee awarded Mr. Hertzke stock options for 27,000 shares of the Company's Common Stock in fiscal 2000 and stock options for 41,250 shares of the Company's Common Stock in fiscal 1999 under the 1997 Stock Option Plan.

     Since all options are granted at the then-current market price, the value of an option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

     No member of the Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.

         Gerald C. Kitch    Richard C. Scott    Frederick M. Zimmerman

                    Members of the Human Resources Committee
                            of the Board of Directors

                                PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group(1) of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 25, 1995 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in each peer group index has been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                              [PLOT POINTS CHART]

---------------------------------------------------------------------------------------------------
COMPANY NAME/INDEX                  8/25/95    8/30/96    8/29/97    8/28/98    8/27/99    8/26/00
---------------------------------------------------------------------------------------------------
 Winnebago Industries, Inc. .....    100.00     100.43     106.43     144.43     277.94     149.49
 S&P 500 Index ..................    100.00     119.30     168.20     195.49     238.56     269.73
 New Peer Group .................    100.00     137.98     166.99     196.91     201.27     131.60
 Old Peer Group .................    100.00     145.45     162.12     181.55     107.22      79.54
---------------------------------------------------------------------------------------------------

(1) The Old Peer Group consists of Coachmen Industries, Inc., Fleetwood Enterprises, Inc. and Thor Industries, Inc. The Company has determined to add Monaco Coach Corporation and National R.V. Holdings, Inc. to its peer group. The New Peer Group, consisting of Coachmen Industries, Inc., Fleetwood Enterprises, Inc., Monaco Coach Corporation, National R.V. Holdings, Inc. and Thor Industries, Inc., was selected by the Company on the basis of the similarity of their business to that of the Company.

                          REPORT OF THE AUDIT COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE AUDIT COMMITTEE CHARTER ATTACHED HERETO AS APPENDIX A SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended August 26, 2000 (the "AUDITED FINANCIAL STATEMENTS").

     The Audit Committee has discussed with Deloitte & Touche LLP, independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, as in effect on the date of this proxy statement.

     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, as in effect on the date of this Proxy Statement, and has discussed with Deloitte & Touche LLP its independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 26, 2000 for filing with the Securities and Exchange Commission.

     A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

                                       THE AUDIT COMMITTEE

                                       Jerry N. Currie, Chairman

                                       Richard C. Scott

                                       Frederick M. Zimmerman


                         CHANGE IN CONTROL ARRANGEMENTS

     In June 1997, the Board of Directors adopted a plan to provide protection to the Company's executive in the event of a change in control of the Company. Under the existing plan, if the employment of any of the named executive officers is terminated following a change in control, each of such officers will receive severance pay in an amount equal to three weeks pay for every full year of continuous service. The Board of Directors is considering adopting a plan to enter into severance agreements with the named executive officers with respect to a "Change in Control," provided that such "Change in Control" occurs when the officer is in the employ of the Company. As currently proposed, the severance agreements would provide that each such executive would receive, in the event he ceases to be employed by the Company within three years following a "Change of Control" of the Company (for a reason other than death, disability, willful misconduct, normal retirement or under certain circumstances a voluntary termination of employment by the executive), a lump sum equal to three times the average of the aggregate annual compensation paid to the executive during the three fiscal years preceding the "Change of Control."

     In addition, under the proposed agreements, if an executive's employment is terminated (other than as described above) within three years following a "Change of Control" the executive would be entitled to (i) life, dental, vision, long term disability and health insurance benefits for three years following such "Change of Control" (provided that in the case of the dental, vision and health insurance benefits, such benefits would be extended to the time the executive reaches age 65), (ii) transfer of title to the company car, if any, then utilized by such executive to such executive, (iii) continued coverage, at the Company's expense, in the Executive Split Dollar Life Insurance Program, under certain circumstances until the later of the time the executive reaches age 55 or three years following the executive's termination, (iv) immediate vesting of all stock options and rights, (v) purchase by the Company, at the option of the executive, of any restricted stock then owned by the executive at the fair market value thereof and (vi) a cash payment of the amount necessary to ensure that the payments or value of the benefits listed in this paragraph and the immediately preceding paragraph are not subject to net reduction due to the imposition of federal excise taxes.

     Under the proposed agreements, a "Change of Control" occurs when (i) any person or other entity (except for the Company and certain Hanson family members or certain related persons or entities to the Company or such Hanson family members) acquires 20% or more of the outstanding stock of the Company or (ii) individuals who shall qualify as Continuing Directors (as defined below) shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company; provided however, that in the case of either clause
(i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors. "Continuing Director" means (i) any member of the Company's Board of Directors, while such person is a member of the Board, who is not an affiliate or associate of any person or entity described in clause (i) of the preceding sentence (an "ACQUIRING PERSON") or of any such acquiring person's affiliate or associate and was a member of the Board prior to the time when such acquiring person shall have become an acquiring person, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an acquiring person or any affiliate or associate of any acquiring person or a representative or nominee of an acquiring person or of any affiliate or associate of such acquiring person and is recommended or elected to succeed the continuing director by a majority of the continuing directors.


                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company maintains normal banking relations on customary terms with Manufacturer's Bank & Trust Company, Forest City and Crystal Lake, Iowa. Manufacturer's Bank & Trust Company is a wholly owned subsidiary of MBT Corp. Mrs. Luise V. Hanson is a director of the Bank and MBT Corp. and owns approximately 37 percent of record and beneficially and Mr. John V. Hanson owns approximately 21 percent of record and beneficially of MBT Corp.'s outstanding stock. Mr. John V. Hanson is also a director of the Bank and MBT Corp. In addition, Mary Jo Boman, the wife of Gerald E. Boman, owns approximately 21 percent of record and beneficially of MBT Corp.'s outstanding stock and is a director of the Bank and MBT Corp.


                                     ITEM 2

              SHAREHOLDER PROPOSAL REGARDING ELECTION OF DIRECTORS

     Mr. Donald K. Hedeen, 218 Sherwood Forest, Williamsburg, Virginia 23188, who holds 302 shares of Common Stock, has informed the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

SHAREHOLDER RESOLUTION

     "Resolved: That the shareholders of Winnebago Industries, Inc. assembled its annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to implement the following procedure for Election of
Directors: The Board of Directors shall submit the names of at least two qualified individuals to the shareholders for each position on the board of directors to be voted on by the shareholders. Each nominee should be submitted in such a manner as to make it impossible for the shareholders to know which is the one preferred by the Board, except that a simple statement may be included indicating that person's time of service on the board. Proxies submitted on behalf of management should be prepared in such a way that each candidate will receive approximately the same number of votes if the shareholders do not make a choice in favor of particular candidates."

PROPONENT'S SUPPORTING STATEMENT

     "This Resolution seeks to change the way that the company is governed. Shareholders currently receive little or no benefit through their ownership of Winnebago stock. The stock is at, or near, it's 52 week low and the historical dividend at 20 cents a share is, for a mature company, a stingy 10 percent of earnings. The Board of Directors is, in my opinion, a self perpetuating body. The stock buy-back plans have been a flop having had no discernible effect on the stock price. It is time for the outside shareholders to exert some influence. Time for a change!"

     "The shareholders should have the opportunity to make a choice of whom they want to run their company. This resolution takes a step towards allowing that opportunity by having the Board submit two equally qualified candidates for each position. Most shareholders vote by proxy, in part due to the fact that the annual meeting is held in the dead of winter, in the evening, in Northern Iowa(!!), with a shareholder attendance less than 100. In actuality, only those director nominees appearing on the proxy ballot mailed out with the Notice of the Annual Meeting have a chance to be elected to the Board. This Resolution addresses this problem."

     "The Board is to design and distribute the proxy ballots in a manner that would result in all candidates receiving the same number of votes. This means that those shareholders who actually take the time and effort to study the nominees and vote for specific candidates will be the ones who choose the new members of the Board. Every vote then becomes very important."

     "In summary, this Resolution seeks to return a greater degree of control of the corporation to the shareholders."

     "Please mark your proxy FOR this resolution, otherwise your shares will be cast against it by the incumbent Board."

THE COMPANY'S STATEMENT IN OPPOSITION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     This proposal calls upon the Company to adopt a procedure that would involve contested elections for each position on the Board of Directors, with the incumbent Board prohibited from providing any meaningful guidance to shareholders in choosing between the contestants. As far as the Board is aware, no other publicly held company has adopted a procedure of this kind.

     In the Board's judgment, the adoption of this approach would seriously impede the Board's ability to exercise its fiduciary responsibilities to all of the Company's shareholders, by restricting its ability to identify and support candidates for election to the Board. The Board currently has a Nominating Committee, charged with the responsibility for soliciting recommendations for Board candidates; developing and reviewing background information; and making recommendations to the Board. The Nominating Committee also has the responsibility of reviewing and making recommendations to the Board with respect to candidates proposed by shareholders. The Board believes this procedure best serves the interests of the Company's shareholders.

     Moreover, as a practical matter, it is difficult to understand how any board of directors would be able to identify qualified candidates of the highest caliber who would be willing to take on the burden of an election contest, without the recommendation and backing of the incumbent Board. The proposal does not suggest how these contests would be conducted, financed or regulated, but any such contests would likely entail substantial additional costs that would have to be borne by the Company, and thus indirectly by the shareholders.

     In addition, requiring that each position on the Board of Directors be contested would create risks of promoting instability, potentially depriving the Company of the benefits of accumulated experience and knowledge of the Company and its businesses, and could adversely affect the Board's ability to maintain and develop a Board with varied experience in its composition. In the Board's judgment, these risks make this proposal inadvisable and contrary to the interests of the Company's shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL (ITEM 2), AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1999, all the Reporting Persons complied with all applicable filing requirements, except that Forms 5 for each of Messrs. Barker, Beebe, Boman, Buckmeier, Dohrmann, Gossett, Hanson, Hertzke, Hrubes, Jaskoviak, Kitch, Olson, Scott, Soczek and Zimmerman were filed one day late and Mr. Dohrmann inadvertently omitted to report a gift of 413 shares of the Company's common stock on his Form 5.


                           2002 SHAREHOLDER PROPOSALS

     If a shareholder intends to present a proposal at the Company's January 2002 Annual Meeting of Shareholders and desires that the proposal be included in the Company's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices no earlier than September 13, 2001 and no later than October 15, 2001.

     The Company's bylaws require that in order to nominate persons to the Company's Board of Directors, a shareholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the scheduled date of the shareholder meeting at which directors are to be elected. The Company's bylaws also require that in order to present a proposal for action by shareholders at an annual meeting of shareholders, a shareholder must provide advance written notice to the secretary of the Company, which notice must contain detailed information specified in the Company's bylaws. This notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the scheduled date of the annual shareholder meeting at which the proposal is to be presented. As to any proposal that a shareholder intends to present to shareholders without inclusion in the Company's proxy statement for the Company's January 2002 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                     GENERAL

     Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Deloitte & Touche LLP have been the Company's accountants for 15 years. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Company's Annual Report for the fiscal year ended August 26, 2000, which includes audited financial statements, has accompanied this proxy statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.


                                       By Order of the Board of Directors

                                              /s/ Raymond M. Beebe

                                                RAYMOND M. BEEBE
                                                    SECRETARY

November 30, 2000

                                                                      APPENDIX A


                           WINNEBAGO INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE:
     The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Audit Committee shall review this Charter annually and recommend any proposed changes to the Board for approval.


AUDIT COMMITTEE COMPOSITION AND MEETINGS:
     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment. All members of the Committee shall meet the requirements as required by the New York Stock Exchange or other applicable regulatory requirements.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.


AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES:
     Recommend to the Board the appointment of the independent auditor that audits the financial statements of the Company, which firm is ultimately accountable to the Audit Committee and the Board. In the process, the Committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent auditors full access to the Committee (and the Board) to report on any and all appropriate matters. The Audit Committee together with the Board shall have the ultimate authority and responsibility to evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach. Approve the fees and other significant compensation to be paid to the independent auditors.

     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. The review shall include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and a discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent auditors.

     Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     Meet at least annually with the Chief Financial Officer and the independent auditors in separate executive sessions.

     Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     Review Company's policies and practices related to compliance with the law, Code of Ethical Conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Company and its executive officers and directors.

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

                                [LOGO] WINNEBAGO
                                   INDUSTRIES

                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, JANUARY 16, 2001
                         7:30 P.M. CENTRAL STANDARD TIME

                                 FRIENDSHIP HALL
                                HIGHWAY 69 SOUTH
                                FOREST CITY, IOWA




WINNEBAGO INDUSTRIES, INC.
FOREST CITY, IOWA                                                          PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING ON JANUARY 16, 2001.

The undersigned hereby appoints Gerald E. Boman and Bruce D. Hertzke, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on the 16th day of January, 2001, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof.








          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

                       [ARROW] PLEASE DETACH HERE [ARROW]






             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of directors:   01 Joseph W. England      [ ] Vote FOR all nominees          [ ] Vote WITHHELD
                             02 Richard C. Scott           listed at left (except as          from all nominees
                                                           marked to the contrary below)

                                                                            ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,    |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   |___________________________________________|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 2

2.  Approval of a shareholder proposal concerning the election of directors,   [ ] For     [ ] Against     [ ] Abstain
    if the proposal is presented at the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED (i) FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1; (ii) AGAINST A
SHAREHOLDER PROPOSAL CONCERNING THE ELECTION OF DIRECTORS, IF THE PROPOSAL IS
PRESENTED AT THE MEETING (ITEM 2); AND (iii) IN THE DISCRETION OF THE NAMED
PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [ ]
Indicate changes below:                                                            Date _______________________________
                                                                            ___________________________________________
                                                                           |                                           |
                                                                           |                                           |
                                                                           |___________________________________________|

                                                                           Signature(s) in Box
                                                                           Please sign exactly as name appears hereon.
                                                                           When shares are held by joint tenants, both
                                                                           should sign. When signing as administrator,
                                                                           attorney, executor, guardian or trustee,
                                                                           please give full title as such. If a
                                                                           corporation, authorized officer please sign
                                                                           full corporate name and indicate office held.